UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (earliest event reported):  May 14, 2009

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10346	77-0226211
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	file number)	Identification No.)

611 Industrial Way

Eatontown, NJ 07224

(Address of principal executive offices) (Zip code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On November 30, 2007, EMRISE Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company’s subsidiaries that later became party to the agreement pursuant to that certain Amendment Number 1 to Loan Documents dated August 20, 2008, the “Borrowers”) entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group (as amended to date, the “Credit Agreement”).

On May 14, 2009, the Borrowers and the Lender entered into a letter agreement (“Waiver”) pursuant to which the Lender waived all defaults arising out of or relating to (i) the failure of Borrowers to comply with certain financial covenants under the Credit Agreement and (ii) the failure of Borrowers to pay approximately $180,000 in interest payments due and owing under the Credit Agreement on April 1, 2009 (which amounts were subsequently paid by the Borrowers in May 2009).  Pursuant to the terms of the Waiver, the Borrowers paid to the Lender a fee of $50,000 in consideration of the actions taken by the Lender in connection with Waiver.

A copy of the Waiver is attached as Exhibit 10.1 to this report.  The foregoing summary of the terms of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement filed as an exhibit to this report.

Item 9.01                                           Financial Statements and Exhibits

d.                                      Exhibits:

10.1

Letter Agreement, dated May 14, 2009, by and among EMRISE Corporation, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc., Custom Control Components, Inc. and GVEC Resource IV Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION

Dated: May 15, 2009	By:	/s/ D. JOHN DONOVAN
D. John Donovan, Vice President Finance and Administration (principal financial officer)

INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Exhibit No.	Description

10.1

Letter Agreement, dated May 14, 2009, by and among EMRISE Corporation, EMRISE Electronics Corporation, CXR Larus Corporation, RO Associates Incorporated, Advanced Control Components, Inc., Custom Control Components, Inc. and GVEC Resource IV Inc.